CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 22, 2021 relating to the financial statements and financial highlights which appears in the Annual Report on Form N-CSR for the year ended October 31, 2021 of AMG Beutel Goodman Core Plus Bond Fund (formerly AMG Managers DoubleLine Core Plus Bond Fund), AMG Beutel Goodman International Equity Fund (formerly AMG Managers Pictet International Fund), AMG GW&K Small/Mid Cap Growth Fund (formerly AMG GW&K Small Cap Fund II, which was formerly AMG Managers LMCG Small Cap Growth Fund), AMG Montrusco Bolton Large Cap Growth Fund (formerly AMG Managers Montag & Caldwell Growth Fund), AMG River Road Dividend All Cap Value Fund, AMG River Road Focused Absolute Value Fund, AMG River Road International Value Equity Fund (formerly AMG River Road Long-Short Fund), AMG River Road Mid Cap Value Fund (formerly AMG Managers Fairpointe Mid Cap Fund), AMG River Road Small-Mid Cap Value Fund and AMG River Road Small Cap Value Fund, the funds constituting AMG Funds IV. We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

February 28, 2022

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